CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-108997, 333-44034, and 33-47656 on
Form S-8 of our report dated September 29, 2008, appearing in this Annual Report on Form 11-K of the Procter & Gamble
International Stock Ownership Plan for the year ended June 30, 2008.

/s/ Deloitte & Touche LLP
Deloitte & Touche, LLP
Cincinnati, Ohio
September 29, 2008